UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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China Automotive Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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A-2

  CHINA AUTOMOTIVE SYSTEMS, INC.

Notice Of Annual Meeting Of Stockholders

To Be Held On September 5, 2007

      The Annual Meeting of Stockholders of China Automotive Systems, Inc. (the “Company”) will be held on September 5, 2007 (Wednesday) at 10 a.m. local time at Shanghai Hall, Jin An Hilton Hotel, 250 Hua Shan Road, Shanghai, China 200040 for the following purposes, as more fully described in the accompanying proxy statement:

       1.  To elect five directors to hold office until the 2008 Annual Meeting of Stockholders and until their successors are elected and qualified.

        2.  To ratify the appointment of Schwartz Levitsky Feldman LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007.

        3.  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      Only stockholders of record at the close of business on July 30, 2007 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Chen Hanlin
Chairman

Hubei, People's Republic of China
August 1, 2007
YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

B-1

  CHINA AUTOMOTIVE SYSTEMS, INC.

No. 1 Henglong Road, Yu Qiao Development Zone
Shashi District, Jing Zhou City, Hubei Province
People's Republic of China
(86) 716-832 9196

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS

China Automotive Systems, Inc. (the “Company”) is furnishing this proxy statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on September 5, 2007, Wednesday, at 10 a.m. local time, at Shanghai Hall, Jin An Hilton Hotel, 250 Hua Shan Road, Shanghai, China 200040, and at any adjournments thereof (the “Annual Meeting”). These materials will be mailed to stockholders on or about August 1, 2007.

Only holders of the Company’s common stock as of the close of business on July 30, 2007 (the “Record Date”) are entitled to vote at the Annual Meeting. Stockholders who hold shares of the Company in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 23,959,702 shares of common stock outstanding.

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the proxy card enclosed with this proxy statement. All proxy cards received by the Company, which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board of Directors listed on the proxy card and in this proxy statement, and for the ratification of the appointment of Schwartz Levitsky Feldman LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to Mr. Li Jie, the Secretary of the Company, at No. 1 Henglong Road, Yu Qiao Development Zone, Shashi District, Jing Zhou City, Hubei Province, People's Republic of China, or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

The proxy card accompanying this proxy statement is solicited by the Board of Directors of the Company. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers, banks and other fiduciaries who hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

BOARD OF DIRECTORS

       The name, age and year in which the term expires of each member of the Board of Directors of the Company is set forth below:

Name	Age	Position	Term Expires on the Annual Meeting held in the Year
Hanlin Chen	50	Chief Executive Officer and Chairman of the Board	2007
Qizhou Wu	43	Chief Operating Officer and Director	2007
Yiu Wong Tse Andy	36	Sr. VP, Director	resigned on May 22, 2007
Guangxun Xu	51	Director	resigned on May 11, 2007
Robert Tung	50	Director	2007
Dr. Haimian Cai	43	Director	2007
William E. Thomson	66	Director	2007

At the Annual Meeting, the stockholders will vote on the election of Hanlin Chen, Qizhou Wu, Robert Tung, Dr. Haimian Cai and William E. Thomson as directors to serve for a one-year term until the annual meeting of stockholders in 2008 and until their successors are elected and qualified. All directors will hold office until the annual meeting of stockholders at which their terms expire and the election and qualification of their successors.

NOMINEES AND CONTINUING DIRECTORS

The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting:

Hanlin Chen has served as Chairman of the board and CEO since March 2003. Mr. Chen is a standing board member of Political Consulting Committee of Jingzhou City and vice president of Foreign Investors Association of Hubei Province. He was the general manager of Shashi Jiulong Power Steering Gears Co., Ltd. from 1993 to 1997. Since 1997, he has been the Chairman of the Board of Henglong Automotive Parts, Ltd.

 Qizhou Wu has served as a Director and the Chief Operating Officer since March 2003.  He was the Managing Vice General Manager of Shashi Jiulong Power Steering Gears Co., Ltd. from 1993 to 1999 and GM of Henglong Automotive Parts, Ltd. from 1999 to 2002.  Mr. Wu graduated from Tsinghua University in Beijing with a Masters degree in Automobile Engineering.

Robert Tung has been a Director of the Company since September 2003 and a member of the Company’s Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee.  Since 2001, Mr. Tung has been engaging in different ventures in China which include commodities trading, real estate development, assisting Chinese companies go public in North America, brokering Chinese companies to invest into overseas resources exploitation, etc. Mr. Tung is currently the President of Multi-Media Communications, Inc., and Executive Vice President of Super Microbial Sciences International, LLC.  Mr. Tung holds a M.S. in Chemical Engineering from the University of Virginia and B.S. degrees in Computer Science and Chemical Engineering from the University of Maryland and National Taiwan University, respectively.

Dr. Haimian Cai has been a Director since September 2003 and a member of the Company’s Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee.  Dr. Cai is a technical specialist in the automotive industry from 2001 to 2003.  Prior to that, Dr. Cai was a staff engineer in ITT Automotive Inc.  Dr. Cai has written more than fifteen technical papers and co-authored a technical book regarding the power of metallurgy industry for automotive application.  Dr. Cai has more than ten patents including pending patents.  Dr. Cai holds a B.S. Degree in Automotive Engineering from Tsinghua University and a M.S. and Ph. D. in manufacturing engineering from Worcester Polytechnic Institute.

William E. Thomson, CA, has been a Director of the Company since September 2003 and is a member of the Company’s Audit, Compensation and Nominating Committees. Mr. Thomson has been the president of Thomson Associates, Inc., a leading merchant banking and crisis management company, since 1978. Mr. Thomson’s current additional directorships include: TSX -Open EC Technologies (Software), Score Media Inc. (formerly Headline Media Group Inc.) (Media), Industrial Minerals Inc. (Mining); Private - Electrical Contacts Ltd. (Electrical Contacts), Redpearl Funding Corporation (IT Financing), Wright Environmental Management Inc. (Waste Management Solutions), YTW Growth Capital Management Corporation (Capital Pool Company), Wiresmith Ltd. (POP), Han Wind Energy (Sustainable Energy), Summit Energy Management (Oil and Gas), Paradox Financial Solutions Inc. (Supply Chain Financing), Debt Freedom Canada Inc. (Financing), and Confederation of Italian Entrepreneurs Worldwide Canada.

Other than as noted above, there are no family relationships among any of the Company’s directors or executive officers.

DIRECTOR NOMINATION

Criteria for Board Membership. In recommending candidates for appointment or re-election to the Board, the nominating/corporate governance committee (the “nominating/corporate governance committee”) considers the appropriate balance of experience, skills and characteristics required of the Board of Directors. It seeks to ensure that at least three directors are independent under the rules of the Nasdaq Stock Market, that members of the Company’s audit committee meet the financial literacy and sophistication requirements under the rules of the Nasdaq Stock Market, and at least one member of the Board qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are recommended on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Stockholder Nominees. The nominating/corporate governance committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the nominating/corporate governance committee c/o Mr. Li Jie, the Secretary of the Company, and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for 2006 Annual Meeting” below.

Process for Identifying and Evaluating Nominees. The nominating/corporate governance committee believes the company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the nominating/corporate governance committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the nominating/corporate governance committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the company and, if the nominating/corporate governance committee deems appropriate, a third-party search firm. The nominating/corporate governance committee will evaluate each candidate's qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the nominating/corporate governance committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the nominating/corporate governance committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

The Company has never received a proposal from a stockholder to nominate a director. Although the nominating/corporate governance committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the 2007 Annual Meeting. Each of the nominees listed in this proxy statement are current directors standing for re-election.

DIRECTOR COMPENSATION

Effective July 1, 2006, independent Directors receive a director fee from the Company for their services as members of the Board of Directors and any committee of the Board of Directors in the amount of $8,000 per quarter. They are reimbursed for certain expenses in connection with attending Board and committee meetings.

The Company has also granted, and expects to continue to grant, non-employee directors options to purchase shares of the Company’s common stock. The shareholders of the Company have approved certain director grants at the Annual Meeting of Stockholders in 2005, which grants were included in the 2004 stock option plan.

On June 28, 2005, the Company issued additional options to purchase 7,500 shares of common stock to each of its three independent directors.  Such stock options were vested immediately upon grant and are exercisable at $6.83 per share over a period of five years.  The exercise price represented the fair market value based on the grant date of the stock options.

On July 6, 2006, the Company issued additional options to purchase 7,500 shares of common stock to each of its three independent directors.  Such stock options were vested immediately upon grant and are exercisable at $7.94 per share over a period of five years.  The exercise price represented the fair market value based on the grant date of the stock options.

BOARD MEETINGS AND COMMITTEES

The Company’s Board of Directors met four (4) times during fiscal 2006. The audit committee met four (4) times, the compensation committee met two (2) times and the nominating/corporate governance committee met two (2) times during fiscal 2006. Each member of the Board attended 75% or more of the Board meetings, and each member of the Board who served on either the audit, compensation or nominating/corporate governance committee attended at least 75% of the committee meetings.

The Board has determined that the following directors are “independent” under current Nasdaq rules: Guangxun Xu (resigned in May 2007), Robert Tung, Dr. Haimian Cai and William E. Thomson.

The Board of Directors has standing audit, compensation and nominating/corporate governance committees.

Audit Committee. The audit committee currently consists of William E. Thomson (chairman), Robert Tung and Dr. Haimian Cai. The Board has determined that all members of the audit committee are independent directors under the rules of the Nasdaq Stock Market and each of them is able to read and understand fundamental financial statements. The Board has determined that William E. Thomson qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The purpose of the audit committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the audit committee include appointing and providing the compensation of the independent accountants to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent accountants. The audit committee operates under a written charter that was included as Appendix C with the Company’s definitive proxy statement filed with the SEC on June 18, 2005.

Compensation Committee. The compensation committee currently consists of Dr. Haimian Cai (chairman),  William E. Thomson and Robert Tung. The Board has determined that all members of the compensation committee are independent directors under the rules of the Nasdaq Stock Market. The compensation committee administers the Company’s benefit plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees.

Nominating/corporate governance Committee. The nominating/corporate governance committee currently consists of Robert Tung (chairman), William E. Thomson, and Dr. Haimian Cai, each of whom the Board has determined is an independent director under the rules of the Nasdaq Stock Market. The nominating/corporate governance committee’s responsibilities include recommending to the Board of Directors nominees for possible election to the Board of Directors and providing oversight with respect to corporate governance. The nominating/corporate governance committee operates under a written charter that was included as Appendix B with the Company’s definitive proxy statement filed with the SEC on June 18, 2005.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

For the twelve months ended December 31, 2006, none of our executive officers had a relationship that would constitute an interlocking relationship with executive officers or directors of another entity or insider participation in compensation decisions.

COMMUNICATIONS WITH DIRECTORS

Stockholders interested in communicating directly with our Directors may send an e-mail to the Company’s independent director William Thomson at Bill.Thomson@chl.com.cn. Mr. Thomson will review all such correspondence and will regularly forward to the Board of Directors copies of all such correspondence that deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review all of the correspondence received that is addressed to members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

The Company has a policy of encouraging all directors to attend the annual stockholder meetings. This will be the third Annual Meeting since the Company's current management took over the Company in March, 2003. Last year seven (7) directors attended the Annual Meeting.

CODE OF CONDUCT AND ETHICS

The Company has adopted a code of conduct and ethics that applies to all directors, officers and employees, including its principal executive officer, principal financial officer and controller. This code of conduct and ethics was filed as Exhibit 99.1 to the Company’s Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2003 filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF DIRECTORS AND
OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of May 31, 2007 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors and executive officers, and (iii) all executive officers and directors as a group. Except as otherwise listed below, the address of each person is c/o China Automotive Systems, Inc., No. 1 Henglong Road, Yu Qiao Development Zone, Shashi District, Jing Zhou City, Hubei Province, the People's Republic of China. Percentage ownership is based upon 23,959,702 shares outstanding as of May 31, 2007.

Name, Title, Address	Number of Shares Beneficially Owned (1)	Percentage Ownership (1)
Hanlin Chen, Chief Executive Officer, Chairman of the Board and President	15,371,972	64.2%
Qizhou Wu, Chief Operating Officer, Director	2,195,996	9.2%
Other executive officers	2,322,959	9.7%
Robert Tung, Director	7,500	--
Dr. Haimian Cai, Director	7,500	--
William E. Thomson, Director	0	--
All current Executive Officers as a Group	19,890,927	83.0%
All current Directors who are not Executive Officers as a Group	15,000	0.1%

(1) The number of shares beneficially owned by a person includes Common Stock subject to options held by that person that were currently exercisable at, or exercisable within 60 days of the date of this proxy statement. The Common Stock issuable under those options are treated as if they were outstanding for purposes of computing the percentage ownership of the person holding these options but are not treated as if they were outstanding for the purposes of computing the percentage ownership of any other person.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective August 31, 2004, in order to concentrate on its main products, namely steering and automotive parts, the Company disposed of its 51% interest in Jingzhou Henglong Fulida Textile Co., Ltd., “Jingzhou”, by entering into an exchange agreement with Hubei Wanlong Investment Co., Ltd., “HBWL”, which is controlled by Mr. Hanlin Chen, the Chairman of the Company.  Pursuant to the exchange agreement, the 51% equity interest in Jingzhou owned by Ji Long Enterprise Investment Limited was exchanged for 2.5% of HBWL’s equity interests in Jinzhou Henglong Automotive Parts Co., Ltd., “Henglong”, based on their respective fair market values as determined by an independent appraisal firm.  The difference between the fair value and the book value resulting from the disposition of the joint venture interest in Jingzhou was debited to additional paid-in capital.  With respect to consideration paid by the Company in excess of the Chairman’s basis in his investment, such excess has been charged to additional paid-in capital as a distribution to the Chairman, resulting in the acquired 2.5% equity interests in Henglong being recorded by the Company at the Chairman’s original cost basis.  The Company paid approximately $90,000 to HBWL in conjunction with this transaction.

During the year ended December 31, 2004, the Company co-built a Scientific Research and Administrative Building with WuHan Geological University Information S&T Development Co., Ltd., “WuHan Information”.  The building was completed in 2005, and the Company paid $2,468,574 in advance for WuHan Information, which was recorded in the other receivables of the balance sheet for December 31, 2005.  This advance is secured by a mortgage and bears interest at a conventional bank rate.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

 Under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that during fiscal year 2006, such SEC filing requirements were satisfied, except for Mr. Shengbin Yu and Mr. Shaobo Wang, who are executive officers and who did not file Form 3 until May 24, 2007.

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

Compensation Philosophy

The Company’s Compensation Committee is empowered to review and approve the annual compensation and compensation procedures for the executive officers of the Company. The primary goals of the Compensation Committee with respect to executive compensation are to attract, retain and motivate the most talented and dedicated executives possible, encourage high performance, and to align executives’ and employees’ incentives with stockholder value creation.

Currently, executive compensation comprises of base salaries competitive with comparable manufacturers in China. The Compensation Committee may award bonuses to encourage executives to focus on the achievement of specific short-term corporate goals and set compensation at levels the committee believes are comparable with executives in other companies of similar size and stage of development operating in similar industry while taking into account our relative performance and our own strategic goals and reward them for their achievement. The Compensation Committee may award stock options and reward management for performance, which benefits our shareholders. The Compensation Committee may use traditional measures of corporate performance, such as earnings per share or sales growth, in reviewing performance of executives. It also evaluates other indications of performance, such as corporate development activities. These considerations involve an assessment by the Compensation Committee of individual and corporate performance.

We have not retained a compensation consultant to review our policies and procedures with respect to executive compensation. We conduct an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers. We compare compensation levels with amounts currently being paid to executives in our industry and most importantly with local practices in China. We are satisfied that our compensation levels are competitive with local conditions.

Base Salary

Base salary ranges are reviewed annually and adjustments are made at the beginning of the fiscal year to reflect changes in position responsibilities or market conditions. When establishing or reviewing compensation levels for each executive officer, the Compensation Committee considers numerous factors, including the qualifications of the executive, his or her level of relevant experience, specific operating roles and duties and strategic goals for which the executive has responsibility.

Base salaries for our executives are established based on the scope of their responsibilities, taking into account competitive market compensation. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies, in line with our compensation philosophy. In setting annual base salaries, the Compensation Committee also reviews and evaluates the performance of the department or activity for which the executive has responsibility, the impact of that department or activity on the Company and the skills and experience required for the job, coupled with a comparison of these elements with similar elements for peer executives both inside and outside the Company. Adjustments to each individual’s base salary are made in connection with annual performance reviews.

Discretionary Bonuses

The Compensation Committee has the authority to award discretionary annual bonuses to our executive officers under the Compensation Committee Charter and determines the specific amounts of such bonuses. Cash bonuses are awarded on a discretionary basis, usually following the Company’s fiscal year-end, and are based on the achievement of corporate and individual goals set by the Board and the Company’s Chief Executive Officer at the beginning of the year, as well as the financial condition of the Company. So far, no discretionary bonus has been awarded. Generally, the Compensation Committee may recommend to the Board the amount of the bonus, with advice from the Company’s management. The Compensation Committee makes its recommendations based upon an assessment of the individual’s contributions and accomplishments achieved during the past year. The Compensation Committee also considers general business and economic factors relating to the Company in recommending the size of the bonus pool and adjusts bonuses based on those factors as well. The Compensation Committee typically sets target bonus opportunities for the executive officers, calculated as a percentage of base salary.

Long-Term Incentive Program

We believe that long-term performance is achieved through an ownership culture that encourages such performance by our key employees through the use of stock options. Our stock compensation plan has been established to provide certain of our employees with incentives to help align those employees’ interests with the interests of stockholders. The Compensation Committee believes that the use of stock options offers the best approach to achieving our compensation goals. We have not adopted stock ownership guidelines. We believe that the annual aggregate value of these awards should be set near competitive median levels for comparable companies.

Stock Options

The Company may use the grant of options under its 2004 stock option plan to underscore the common interests of stockholders and management. The Compensation Committee has not granted any options to management for fiscal 2006. Options to be granted to executive officers are intended to provide a continuing financial incentive to maximize long-term value to stockholders and to make each executive’s total compensation opportunity competitive. Options will encourage executives to remain in the long-term employ of the Company because the right to purchase shares of common stock underlying options generally vest over a period of four years and, if exercised prior to vesting, are subject to a right of repurchase by the Company at the original exercise price, which lapses over a period of several years. In determining the amount of an option to be granted to an executive officer, the Compensation Committee takes into account an officer’s position and level of responsibility within the Company, the officer’s existing stock and option holdings, and the potential reward to the officer if the stock price appreciates in the public market. Stock option awards are intended to align the interests of executives with the interests of the stockholders in our long-term performance.

In addition, the Compensation Committee reviews the equity position of all executive officers on an annual basis and awards stock options to executive officers periodically.

Our stock option plan authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants. Li Jie, our board secretary, is the administrator of the stock option plan. The stock options plan was approved in the 2004 Annual Meeting of Stockholders and the maximum number of common shares for issuance under this plan is 2,200,000 with a period of 10 years. During 2004, the Company issued options to purchase 7,500 shares of common stock to each of its three independent directors. Such share options vested immediately upon grant and are exercisable at $4.50 per share over a period of two years. On June 28, 2005, the Company issued additional options to purchase 7,500 shares of common stock to each of its three independent directors. Such stock options vested immediately upon grant and are exercisable at $6.83 per share over a period of five years. On July 6, 2006, the Company issued options to purchase 7,500 shares of common stock to each of its three independent directors. Such stock options vested immediately upon grant and are exercisable at $7.94 per share over a period of five years. The exercise price represents the fair market value based on the grant date of the stock options. These grants were made to encourage an ownership culture among our independent directors. None of our executive officer nor the chief operating officers has been granted any stock options.

The Company has adopted Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Accounting for Stock-Based Compensation”, which establishes a fair value method of accounting for stock-based compensation plans. In accordance with SFAS No. 123R, the cost of stock options and warrants issued to employees is measured at the grant date based on the fair value. The fair value is determined using the Black-Scholes option pricing model. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive benefit, which is generally the vesting period.

Stock Appreciation Rights

We currently do not have any Stock Appreciation Rights Plan that authorizes us to grant stock appreciation rights.

Other Compensation.

Other than the annual salary for our executive officers and the bonus that may be awarded to them at the discretion of the Compensation Committee, we do not have any other benefits and perquisites for our executive officers; however, the Compensation Committee in its discretion may provide benefits and perquisites to these executive officers if it deems it advisable.

Executive Officer Compensation and Chief Executive Officer’s Compensation

In setting compensation payable for fiscal year 2006 and planning the compensation payable for fiscal year 2006 to the Company’s Chief Executive Officer, Mr. Hanlin Chen, and to the other executive officers, the Compensation Committee reviewed the importance of each executive officer’s individual achievements in meeting the Company’s goals and objectives set for the prior fiscal year as well as the overall achievement of the goals by the entire company.

The determination by the Compensation Committee of the Chief Executive Officer’s remuneration is based upon methods consistent with those used for other executive officers. The Compensation Committee considers certain quantitative factors, including the Company’s financial, strategic, and operating performance for the year as well as certain qualitative criteria including leadership qualities and management skills, as exhibited by innovations, time and effort devoted to the Company and other general considerations in determining appropriate compensation of the Chief Executive Officer.

In 2006, the Compensation Committee continued Mr. Chen’s annualized salary at $100,000. The Compensation Committee did not grant any bonus or stock option to Mr. Chen. In determining Mr. Chen’s 2006 compensation, including whether to grant stock options to him, the Compensation Committee considered Mr. Chen’s overall compensation package as compared with other chief executive officers in our industry, as well as the effectiveness of Mr. Chen’s leadership of the Company

The Compensation Committee believes that the continued commitment and leadership of our executive officers through fiscal year 2006 were and continue to be important factors in the achievements of the Company.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders. The compensation committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. It is the current policy of the compensation committee to maximize, to the extent reasonably possible, our ability to obtain a corporate tax deduction for compensation paid to our executive officers to the extent consistent with the best interests of our company and our stockholders.

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer during the fiscal years ended December 31, 2006, 2005 and 2004. No other executive officer received compensation for the fiscal year 2006 in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa-tion (4)	Change in Pension Value and Nonquali-fied Deferred Compen-sation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Hanlin Chen, PEO	200620052004	$100,000 $100,000 $100,000	-	-	-	-	-	-	$100,000 $100,000 $100,000
Daming Hu, PFO	2006	60,000	-	-	-	-	-	-	$60,000

There are no employment agreements with any of our executive officers. In the last fiscal year through the date of this proxy statement, the Company has not granted stock options to its Chief Executive Officer, nor to its four highest paid executive officers, other than its Chief Executive Officer.

REPORT OF THE COMPENSATION COMMITTEE

Under the guidance of a written charter adopted by the Board, the purpose of the compensation committee is to develop and review compensation policies and practices applicable to executive officers, review and recommend goals for the Company’s Chief Executive Officer and evaluate his performance in light of these goals, review and evaluate goals and objectives for other officers, oversee and evaluate the Company’s equity incentive plans and review and approve the creation or amendment of such plans. We believe that the composition of the Company’s compensation committee meets the requirements for independence under, and the functioning of the Company’s compensation committee complies with, any applicable requirements of the Sarbanes-Oxley Act of 2002, the Nasdaq National Market and the rules and regulations of the Securities and Exchange Commission.

This report is submitted by the compensation committee and addresses the compensation policies for 2006 as such policies affected Mr. Hanlin Chen, in his capacity as Chief Executive Officer of the Company, and the other executive officers of the Company.

COMPENSATION COMMITTEE

Dr. Haimian Cai (chairman), William E. Thomson and Robert Tung

The compensation committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act 0f 1934, and shall not otherwise be deemed filed under these acts.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent accountants. Each of the members of the Audit Committee meets the independence requirements of Nasdaq.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K for 2006, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2006 with the Company’s management and the independent accountants;

•
discussed with Schwartz Levitsky Feldman LLP, the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

•
reviewed the written disclosures and the letter from Schwartz Levitsky Feldman LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and concluded that the non-audit services performed by Schwartz Levitsky Feldman LLP are compatible with maintaining their independence;

•
based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s 2006 Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission; and

•	instructed the independent auditors that the Audit Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE

William E. Thomson (chairman), Robert Tung and Dr. Haimian Cai.

Audit Committee’s Pre-Approval Policy

During fiscal years ended December 31, 2004, 2005 and 2006, the Audit Committee of the Board of Directors adopted policies and procedures for the pre-approval of all audit and non-audit services to be provided by the Company’s independent auditor and for the prohibition of certain services from being provided by the independent auditor. The Company may not engage the Company’s independent auditor to render any audit or non-audit service unless the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to the Company by the independent auditor during the fiscal year. At the time such pre-approval is granted, the Audit Committee specifies the pre-approved services and establishes a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the policy. For any pre-approval, the Audit Committee considers whether such services are consistent with the rules of the Securities and Exchange Commission on auditor independence.

Principal Accountant Fees and Services

The Audit Committee has appointed Schwartz Levitsky Feldman LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Schwartz Levitsky Feldman LLP for fiscal 2006 and 2005.

	2006	2005

Audit Fees	$244,500	$190,000
Audit-Related Fees(1)	19,715	9,000
Tax Fees(2)	7,000	5,000
All other Fees(3)	--	--

Total	$271,215	$204,000
     ___________________

(1) Includes accounting and reporting consultations related to acquisitions and internal control procedures.

(2) Includes fees for service related to tax compliance services, preparation and filing of tax returns and tax consulting services.

(3) Includes fees for business trips.

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return data for the Company’s stock since October, 2003 (the date on which the Company’s business was combined with the shell company and the Company’s stock was registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of the Nasdaq Stock Market Index. The graph assumes that $100 was invested in October, 2003, the date on which the Company was listed on Nasdaq, in the common stock of the Company and in the comparative index. The graph further assumes that such amount was initially invested in the common stock of the Company at a per share price of $100, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of five directors to serve for a one-year term until the 2008 annual meeting of stockholders and until their successors are elected and qualified. The Board of Directors has unanimously approved the nomination of Hanlin Chen, Qizhou Wu, Robert Tung, Dr. Haimian Cai and William E. Thomson for election to the Board of Directors. The nominees have indicated that they are willing and able to serve as directors. If any of these individuals becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The Directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

The Board of Directors recommends a vote “for” the election of Hanlin Chen, Qizhou Wu, Robert Tung, Dr. Haimian Cai and William E. Thomson as directors.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Hanlin Chen, Qizhou Wu, Robert Tung, Dr. Haimian Cai and William E. Thomson.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT AUDITORS

At the Annual Meeting, the stockholders will be asked to ratify the appointment of Schwartz Levitsky Feldman LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007. Representatives of Schwartz Levitsky Feldman LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “for” the ratification of the appointment of Schwartz Levitsky Feldman LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the proxy statement of the Board of Directors for the 2008 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at No. 1 Henglong Road, Yu Qiao Development Zone, Shashi District, Jing Zhou City, Hubei Province, People's Republic of China, on or before April 3, 2008. In addition, if the Company is not notified by the secretary of the Company of a proposal to be brought before the 2008 Annual Meeting by a stockholder on or before June 16, 2008, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

By Order of the Board of Directors
Chen Hanlin Chairman

Hubei, People's Republic of China
August 1, 2007

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

China Automotive Systems, Inc.

Proxy Solicited by the Board of Directors
for the Annual Meeting of Stockholders
to be Held September 5, 2007

The undersigned hereby appoints Hanlin Chen and Qizhou Wu or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of China Automotive Systems, Inc. (the “Company”) to be held on September 5, 2007 at 10 a.m., local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

  1.   To elect Hanlin Chen, Qizhou Wu, Robert Tung, Dr. Haimian Cai and William E. Thomson as directors, to hold office until the 2008 Annual Meeting of Stockholders and until their successors are elected and qualified, the nominees listed below:

___	FOR All nominees listed (except as indicated below)	___	WITHHOLD AUTHORITY to vote (as to all nominees)

To withhold authority to vote for any individual nominee, write the nominee’s name on the line provided below.

2.   To ratify the appointment of Schwartz Levitsky Feldman LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007.

___ For	___ Against	___ Abstain

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The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

Signature(s) of Stockholder(s)

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Date:___________, 2007

PLEASE COMPLETE, DATE AND SIGN THIS PROXY
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

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